EXHIBIT 10.7

DEVELOPMENT AGREEMENT

This DEVELOPMENT AGREEMENT (this “Agreement”) is entered into as of April 4, 2007, between My Screeen Mobile, Inc. (the “My Screen”) and Envenia Networks, Inc. (“Envenia”).

Recitals

WHEREAS, on or about the date hereof, My Screen acquired from Gino Porco, the sole shareholder of Envenia, the rights to a mobile software platform which provides direct incentive-based advertising to mobile telephone users (the “Application”);

WHEREAS, the Application requires further development as described herein;

NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

Agreement

1.           Development Services.  Envenia agrees to complete development of the Application according to specifications to be mutually agreed upon by the parties from time to time, including, but not limited to, having all web functionality and being ready for commercial deployment on the following three mobile operating systems: Samsung-Brew, Windows Mobile 5.0/6.0 and RIM Blackberry J2ME (the “Services”).

2.           Term.  The Term of this Agreement shall commence on the date hereof, and shall continue until May 31, 2008 (the “Term”).

3.           Obligations of Envenia.  If at any time during the Term and during the one year period after completion of the Term, the Application fails to substantially conform to the applicable specifications, Envenia shall, at no additional cost, use commercially reasonable efforts to conform the Application to the specifications.

4.           Compensation for Services.    My Screen shall pay Envenia CAN$ $3,335,126 for the Services, in installments, made at times mutually agreed upon by the parties.

5.           Property and Proprietary Rights.

(a)            All work produced by Envenia under the terms of this Agreement including, without limitation, all inventions, creations, expressions, improvements, computer programs, specifications, operating instructions and all other documentation, whether patentable or unpatentable (collectively, the "Work Product"), shall be deemed work made for hire and made in the course of services rendered under this Agreement and shall be the exclusive property of My Screen.  My Screen shall have the unlimited right to make, have made, use, reconstruct, repair, modify, reproduce, publish, distribute and sell the Work Product, in whole or in part, or combine the Work Product with other matter, or not use the Work Product at all, as My Screen sees fit.

(b)            In addition to the foregoing, Envenia hereby irrevocably transfers and assigns to My Screen in perpetuity all worldwide right, title and interest in and to the patent rights, copyrights, trade secrets and other proprietary rights (including, without limitation, applications for registration thereof, and all priority rights therein under applicable international conventions for the protection of such rights) in, and ownership of, the Work Product that Envenia may have, as and when such rights arise.

(c)           Envenia shall cooperate fully in (i) vesting in My Screen the ownership of the proprietary rights to the Work Product, and (ii) assisting My Screen in obtaining patent, copyright or any other intellectual property rights in the Work Product and in maintaining and protecting My Screen's proprietary rights, including, without limitation, executing any documents which My Screen reasonably deems necessary for such purpose.

(d)           Title to all materials and documentation furnished by My Screen to Envenia, including, without limitation, Software specifications, shall remain in My Screen.  Envenia shall deliver to My Screen any and all such Work Product and property, including all copies thereof on whatever media rendered, upon My Screen's request and upon termination of this Agreement for any reason.

6.      Representations and Warranties.  Envenia hereby represents and warrants the following:

(a)           None of the improvements or developments to the Technology effected under this Agreement shall infringe upon the rights of any third party.

(b)            In its performance hereunder, Envenia shall not knowingly introduce, through data transmission via any medium, any virus, worm, trap, trap door, back door, any contaminant, or disabling devices, including, but not limited to, timer, clock, counter, or other limiting routings, codes, commands, or instructions intended to damage or disable the software used by My Screen, or other My Screen information, or other My Screen property other than in accordance with the specifications ("Harmful Code"). In the event that Envenia introduces Harmful Code, then, as My Screen’s sole and exclusive remedy, Envenia shall at no cost to My Screen use reasonable efforts to provide and install a new copy of software without Harmful Code.

7.           General.

(a)           Survival.  The representations and warranties of the parties set forth in this Agreement shall survive for a period of five (5) years after the date hereof.

(b)           Severability.  Every provision of this Agreement is intended to be severable.  If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid, such illegal or invalid term or provision shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

(c)           Modification; Entire Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.  This Agreement may be modified only by a writing signed by both parties.

(d)           Governing Law; Attorneys’ Fees.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.  The parties hereby agree that any service of process may be affected on such party by delivering such process by hand, depositing it with an overnight courier, or mailing it by registered or certified mail to such party.  Upon default, the breaching party agrees to pay to the non-breaching party reasonable attorneys' fees, plus all other reasonable expenses, incurred by the non-breaching party in exercising any of the non-breaching party’s rights and remedies.

(e)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(f)           Waiver.  Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement.  The rights granted to both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(g)           Independent Advice of Counsel.  Each of the parties hereby acknowledges that it has been represented by independent legal counsel in connection with this Agreement and has consulted with such legal counsel.

(h)           Counterparts and Facsimile Signatures.  The parties may execute this Agreement in two or more counterparts, which shall, in the aggregate, be deemed signed by all of the parties.  Each counterpart shall be deemed an original instrument as against any party who signed it.  A facsimile signature by any party shall be acceptable and shall result in this Agreement being valid and enforceable against such party.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

MY SCREEN MOBILE, INC.

By:      /s/  Terrence Rodgrigues
           Terrence Rodrigues, President

ENVENIA NETWORKS, INC.

By:         /s/  Gino Porco
              Gino Porco, President